BRAND PARTNER AGREEMENT

This Brand Partner Agreement (the “Agreement”) is made and entered into as of November __, 2025 (the “Effective Date”), by and between Agassi Sports Entertainment Corp., a Nevada corporation (“Company”), and Stefanie Graf, an individual (“Brand Partner”).

WHEREAS, the Company is focused on becoming a leader in the global sports entertainment and media industry, with efforts initially focused on court sports, beginning with planned growth opportunities associated with branding and growing the pickleball and padel industries;

WHEREAS, as part of these business operations, the Company expects to be involved in creating and managing proprietary sports entertainment content supported by sponsorships, brand relationships, live event hosting, e-commerce and merchandising, and licensing and media rights (“Company Content”);

WHEREAS, Brand Partner is a prominent retired professional tennis player with significant name recognition and following on various Social Media (as defined below) platforms (the “Brand Partner’s Social Media”);

WHEREAS, in exchange for the consideration set forth herein, Brand Partner has agreed to (i) license Brand Partner’s Image (as defined below) to the Company to promote the Company and the Company Content, (ii) market and promote the Company and the Company Content, and (iii) participate in and promote Projects (as defined below) for the benefit of the Company and its business partners, subject to separate agreement as to each Project’s scope and compensation; and

WHEREAS, Company and Brand Partner desire to enter into this Agreement pursuant to which Company acquires the right to utilize Brand Partner’s name, likeness, image, and social media presence to promote the Company Content, and Brand Partner is obligated to use the same to promote the same (the “Services”), subject to the terms contained herein.

NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as of the Effective Date as follows:

1.                  Engagement of Brand Partner. Company hereby engages Brand Partner on a non-exclusive basis, to perform the Services during the Term (hereafter defined), including but not limited to the following:

(a)                Advisor: During the Term, Brand Partner shall serve as the Company’s advisor, spokesperson, celebrity endorser and brand Partner.

(b)               Projects: The Company shall have the right to commit Brand Partner to promote and participate in (including by making one or more public and/or private appearances in furtherance of) any project or initiative conducted or promoted by or for the benefit of the Company and/or its affiliates, business partners, Brand Partners, and customers (each a “Project”). Brand Partner’s obligation to perform the requested services with respect to each Project shall be subject to the mutual agreement of the Company and Brand Partner (to be negotiated in good faith) as to scope, compensation, and other relevant matters and Brand Partner shall be free to disapprove and reject Brand Partner´s participation in a Project and the respective services whether in respect to individual business partners, customers, Brand Partners or the respective Project in general.

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(c)                Promotion of Company and Company Content: Mentioning and promoting the Company, the Company brand, and the Company Content through public appearances, interviews, or on Brand Partner’s Social Media, with each Social Media post being subject to the reasonable approval of the Company and the Brand Partner. “Social Media” means Internet-based or mobile-based applications that allow for the generation and/or exchange of user-generated content, including but not limited to Instagram, Facebook, X (Twitter), TikTok, SnapChat, Pinterest, and YouTube. For the clarity of doubt, any interview or citation of Brand Partner shall be submitted prior to its release for Brand Partner`s approval.

(d)               Facilitation of Use of Image: Brand Partner shall use her reasonable efforts to facilitate the Company’s use of Brand Partner’s Image in accordance with Section 3, below.  “Image” means Brand Partner’s name, image, likeness, voice, signature, face, photographs, other likeness and biography, to promote the Company or the Company Content, including but not limited to videos, still images, interviews (including but not limited to excerpts and quotes from any interviews) and testimonials.

(e)                Consultation:  Brand Partner will provide advice and consultation upon Company request with respect to the Company brand and the Company Content.

2.                  Term.  The Term of this Agreement (“Term”) shall commence on the date this Agreement is fully executed by all parties hereto, and end on the five-year anniversary of this Agreement.  The Term may be extended by written agreement of both parties.

3.                  License for Use of Image. Subject to Brand Partner´s approval in each case for the term of this agreement, Company shall have the world-wide right and license (the “License”) to use Brand Partner’s Image in Company’s public relations, advertising and marketing to promote the Company and the Company Content. Company shall be permitted to use the License in any social or traditional media, including but not limited to Company’s Social Media.  The License granted by Brand Partner to Company includes the following:

(a)                Brand Partner grants to Company the  global right and permission, restricted only by the terms of this Agreement, to take, use, re-use, publish, and republish Brand Partner’s Image, subject to Brand Partner`s prior  approval.

(b)               Company has the unrestricted right to take or use the Images using any technology or media now known or to be invented, including but not limited to print, television, and film media; digital and electronic media; and distribution over the internet and mobile/wireless platforms, as an intermediary product or a finished product. However, the right to create or use avatars, digital twins, NFT`s or Brand Partner`s image in connection with artificial intelligence requires the prior written approval by Brand Partner.

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(c)                Brand Partner agrees that the Images may be used for any and all purposes within the scope of this Agreement unless disapproved by Brand Partner, including commercial purposes which shall include but not be limited to advertising, promotional, packaging, retail, public relations, corporate, editorial, and/or unlimited collateral uses in the consumer, trade, and/or editorial markets (each, a “Permitted Use”).

(d)               It is understood and agreed that Brand Partner has licensed Brand Partner´s  Image to other businesses and partners of Brand Partner namely for but not limited to testimonial and brand partnerships in different countries. To the extent Brand Partner has licensed the Image, those licensed rights shall be exempted from the License hereunder and Brand Partner shall inform the Company about the respective prior rights.

4.                  Right of Disapproval. Brand Partner shall have the right to disapprove any use of Brand Partner’s Image and any sublicense to third parties. Company therefore will submit to Brand Partner any script, post, text, photo, press release or other content embodying Brand Partner´s Image or related hereto for Brand Partner`s prior expressive approval.

5.                  Compensation.   As the sole and exclusive consideration for the License and for the Services furnished by Brand Partner hereunder, Company shall grant to Brand Partner warrants to purchase up to 1,000,000 shares of the Company’s common stock, which shall have a five-year term and cashless exercise rights, and an exercise price equal to $5.50 per share, the closing sales price of the Company’s common stock on the last trading day prior to the Effective Date, in the form of Exhibit A hereto (the “Warrants”).  Brand Partner acknowledges that such consideration represents adequate consideration for Brand Partner’s commitments pursuant to this Agreement.  Brand Partner acknowledges that such consideration, combined with past consideration received from the Company, represents adequate consideration for Brand Partner’s commitments pursuant to this Agreement.

6.                  Termination.   Either the Company or the Brand Partner may terminate this Agreement at any time with ten (10) days prior written notice for any reason.

7.                  Representations.

(a)                Each party represents that it has full authority to execute and deliver this Agreement and to complete the transactions contemplated herein, and that this Agreement constitutes a valid and binding obligation enforceable in accordance with its terms, subject to applicable laws relating to bankruptcy and equity. The execution and performance of this Agreement will not violate any law, organizational document, governmental order, or contract to which any party is bound.

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(b)               “Confidential Information” includes all proprietary, technical, financial, and business information of the Company and its affiliates that is not generally known to the public and provides economic value to the Company, such as methods, designs, plans, pricing, customer relationships, and other business data, whether or not in tangible form. During the Term, the Brand Partner will have access to such Confidential Information and agrees not to disclose or use it for any purpose other than performing authorized duties for the Company, with this obligation continuing indefinitely unless the information becomes publicly known through lawful means.

(c)                Brand Partner is acquiring the Warrants and will acquire the shares of common stock issuable upon exercise thereof (collectively, the “Securities”), for her own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities laws. Brand Partner can bear the economic risk of investment in the Securities, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Securities and is an “accredited investor” as defined in Regulation D under the Securities Act. Brand Partner recognizes that the Securities have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the Securities Act or unless an exemption from registration is available. Brand Partner has carefully considered and has, to the extent she believes such discussion necessary, discussed with her professional, legal, tax and financial advisors, the suitability of an investment in the Securities for her particular tax and financial situation and her respective advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for her. Brand Partner has not been offered the Securities by any form of general solicitation or advertising. Brand Partner has had an opportunity to ask questions of and receive satisfactory answers from the Company or persons acting on behalf of the Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Brand Partner.

(d)               Brand Partner understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

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8.                  No Assignment.  The rights of each party under this Agreement are personal to that party and may not be assigned or transferred to any other person, firm, corporation, or other entity without the prior, express, and written consent of the other party; provided, the Company may assign its rights hereunder to an affiliate or in connection with the bona fide sale of the Company’s business, whether by way of sale, merger or acquisition.

9.                  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to conflicts of laws principles.

10.              Independent Contractor. Brand Partner’s relationship with Company shall be that of an independent contractor, and nothing contained in this Agreement shall be construed as establishing an employer/employee relationship, partnership or joint venture between Brand Partner and Company. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and except as expressly set forth in this Agreement.  Brand Partner shall have sole responsibility for the payment of all applicable governmental taxes, including federal, state and local income taxes in connection with Brand Partner’s compensation.

11.              No Commissions.  Company shall have no liability whatsoever with respect to any commissions due agents of Brand Partner in connection with the securing of this Agreement or any rights hereunder, all of which obligations shall be Brand Partner’s sole liability, and Company shall likewise be solely responsible for any commissions due its agents, if any.

12.              Severability.  If any provision of this Agreement shall be declared by any court of competent Jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

13.              Waiver.  No waiver of any right or remedy with respect to any occurrence or event shall be deemed a waiver of such right or remedy with respect to such occurrence or event in the future.  No waiver of any of either party’s obligations under this Agreement shall be effective unless in writing and signed by all parties to this Agreement.

14.              Entire Agreement.  This Agreement shall constitute the entire agreement between the parties and any prior understanding or representation of any kind preceding the date of this Agreement shall not be binding upon either party except to the extent incorporated in this Agreement.

15.              Review and Construction of Documents. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

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16.              Electronic Signatures and Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

17.              Amendment or Modification of Agreement.  Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if placed in writing and signed by each party or an authorized representative of each party.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, to be effective as of the Effective Date.

Agassi Sports Entertainment Corp.: By: /s/ Ronald S. Boreta_________ Name: Ronald S. Boreta Title: CEO Brand Partner: /s/ Stefanie Graf________________ Stefanie Graf

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